UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

BRAVO MULTINATIONAL INCORPORATED
(Name of small business in its charter)

Wyoming	000-53505	85-4068651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) 2020 General Booth Blvd., Suite 230 Virginia Beach, VA 23454

Registrant’s telephone number:

757-306-6090

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

Item 5.01	Change In Control of Registrant

On April 11, 2023, as a result of a private transaction, the control block of voting stock of Bravo Multinational, Incorporated (the “Company”) representing an ownership interest of approximately 63% has been transferred from Merle Ferguson [“Seller”] initially to Diversified Consulting, LLC, and then ultimately to the following owners:

United Resources, LLC, controlled by Mr. Chad Doher

Broco Global, LLC, controlled by Mr. Gabe Doher

WTFJ Investments LLC, controlled by Mr. Wayne Jefferies

TSMS, LLC, controlled by Mr. Timothy Shelburn

Greenstem Consulting LLC, controlled by Ms. Kayla Slick

MBS 16 LLC, controlled by Ms. Marissa Shelburn

La La La, LLC, controlled by Mr. Brian Lemke

Carbon Capital Corp, controlled by Mr. David Appel

Executive Real Estate, controlled by Mr. Paul D’Agnese

Roman Investments PR LLC, controlled by Mr. Roman Vintfeld

The MDW & GRW Irrevocable Trust, controlled by Michael Williams

Mr. Josh Rowland, Individually

Mr. Richard Tavano, Individually

The consideration for the shares was a cash payment of $600,000. The source of cash consideration for the shares was personal and corporate funds of the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 27, 2023	BRAVO MULTINATIONAL INCORPORATED By: /s/Richard Kaiser Name: Richard Kaiser Title: Director/CFO